UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2012 (June 8, 2012)

REGENERON PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

New York	000-19034	13-3444607
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York 10591-6707

(Address of principal executive offices, including zip code)

(914) 847-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2012 Annual Meeting of Shareholders of Regeneron Pharmaceuticals, Inc. (the “Company”) held on June 8, 2012 (the “Annual Meeting”), the Company’s shareholders voted on the matters set forth below.

Proposal 1 – Election of Directors

The following nominees for Class III directors were elected to serve until the 2015 Annual Meeting of Shareholders based upon the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Charles A. Baker	93,592,005	5,879,973	6,479,205
Michael S. Brown, M.D.	98,291,738	1,180,240	6,470,205
Arthur F. Ryan	91,707,613	7,764,365	6,479,205
George L. Sing	93,618,525	5,853,453	6,479,205
Marc Tessier-Lavigne, Ph.D.	94,583,999	4,887,979	6,479,205

Proposal 2 – Ratification of Selection of Independent Registered Public Accountants

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was approved based upon the following votes:

For:	104,852,481
Against:	495,866
Abstain:	602,836

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2012	REGENERON PHARMACEUTICALS, INC.

	By:	/s/ Joseph J. LaRosa
	Name:	Joseph J. LaRosa
	Title:	Senior Vice President, General Counsel, and Secretary